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                                  EXHIBIT 24.3

                                POWER OF ATTORNEY
                               LUCIE J. FJELDSTAD


       KNOWN ALL MEN BY THESE PRESENTS, that the undersigned, Lucie J. Fjeldstad, hereby constitutes and appoints Gordon A. Gardiner or Mark D. Brown her true and lawful attorney-in-fact and agent, for her and her name, place and stead, in any and all capacities, to sign the Form 10-KSB of Data Dimensions, Inc., a Delaware corporation, for the fiscal year ended December 31, 1997, and any amendments or supplements thereto, and to file this Power of Attorney and the Form 10-KSB, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and the NASDAQ National Market System, granting unto said attorney-in-fact and agent full power and authority to do and perform each requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, may do or cause to be done by virtue hereof.

        Dated this 18th day of March, 1998.


Signature:



/s/  LUCIE J. FJELDSTAD
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Lucie J. Fjeldstad